Code of Ethics

Do the right thing

Table of Contents

Message from our CEO
The Code of Ethics at a Glance	2
Section 1. Background	4
Section 2. Standards of Conduct	4
2.1 Conflicts of Interest
(a) What is a conflict of interest?
(b) When can conflicts of interest arise?
(c) What types of conflicts of interest should be avoided?
(d) Which conflicts of interest do I need to disclose?
(e) When and how do I disclose conflicts of interest?
Section 3. Outside Business Activities	6
3.1 Outside Business Activity Requirements for all Crew Members
(a) What outside activities are generally prohibited?
(b) What activities require preclearance?
(c) What activities do not require preclearance?
(d) When and how do I preclear an outside business activity?
Section 4. Gift and Entertainment Policy	10
Section 5. Anti-Bribery Policy	10
Section 6. Duty of Confidentiality	10
Section 7. Personal Trading Activities	10
7.1 Trading Prohibitions and Requirements for all Crew Members
(a) What are the trading prohibitions applicable to all Crew Members?
(b) Are all Crew Members required to hold Securities in a Brokerage Account at Vanguard?
(c) Are there additional trading requirements or restrictions for Crew Members?
7.2 Trading Prohibitions and Requirements for Fund Access Persons
(a) What are the trade preclearance requirements?
(b) How does a Fund Access Person obtain preclearance?
(c) How long is a preclearance approval valid?
(d) Which types of securities transactions do not require preclearance for Fund Access Persons?
(e) Are there any prohibited transactions by Fund Access Persons?
(f) What are the blackout periods for Fund Access Persons?
(g) What happens if a Fund Access Person makes a prohibited purchase or sale during a blackout period
(e.g., trades after a Vanguard Fund without approval)?

Table of Contents (continued)

(h) What happens if a Fund Access Person makes a permitted purchase or sale during a blackout period (e.g.,trades before a Vanguard Fund)?

(i) Are there any waivers to the above blackout periods?

(j) What happens if a Fund Access Person makes a “short-term trade” in a Vanguard Fund?

7.3 Crew Member Obligations when Purchasing, Redeeming, or Holding Vanguard Funds

Section 8. Reporting Requirements 18 8.1 Reporting Requirements for U.S. Crew Members (a) What are the standard reporting requirements for U.S. Crew Members?

(b) What additional reporting requirements exist for U.S. Fund Access Persons and VAI Access Persons?

8.2 Reporting Requirements for Non-U.S. Crew Members

(a) What are the standard reporting requirements for Non-U.S. Crew Members?

(b) What are the additional reporting requirements for Non-U.S. Crew Members that are Fund Access Persons?

8.3 Obligations for all Crew Members to Report Violations

Section 9. Certification Requirements 22 9.1 Certification Requirements for all Crew Members (a) What are the certification requirements as a new Crew Member?

(b) What are the annual certification requirements?

Section 10. Sanctions. 22 Section 11. Vanguard Expatriates. 22 Appendix A. Definitions. 24

Appendix B. Additional Personal Trading Activities 29 B.1 Australia (a) What are the Vanguard Fund reporting requirements for Crew Members in Australia?

B.2 Japan

(a) What are the additional trading restrictions for Crew Members in Japan?

B.3 U.S. VAI Access Persons

(a) What are the additional trading restrictions for U.S. Crew Members that are VAI Access Persons?

B.4 Non-U.S. Crew Members that have Discretionary Management Arrangements

(a) Do I need to report discretionary Investment management arrangements if I am a non-U.S. Crew Member that is a Fund Access Person?

Appendix C: Independent Directors and Trustees (U.S. Crew Only) 30

Do the right thing

At Vanguard, the trust of our clients is our greatest asset. And that trust can only be preserved if each one of us does the right thing on behalf of Vanguard and our clients.

Our Code of Ethics is built on our commitment to maintaining the highest standards of ethical behavior and fiduciary responsibility. Our actions, decisions, and interests should never compete with the interests of Vanguard or our clients.

All crew members are responsible for understanding and complying with our Code of Ethics. Please know and follow the policies that apply to you, and be accountable for your actions. If you are a manager, help your crew to understand and comply with the Code of Ethics through your words and your actions.

Use the Code of Ethics as your guide when faced with challenging decisions or circumstances. But remember, the Code of Ethics is a document. It cannot anticipate every situation. Ultimately, we rely on your sense of personal integrity to protect and enhance Vanguard’s reputation. Never underestimate the importance of your own ethical conduct in our mission to treat investors fairly and give them the best chance to succeed.

F. William McNabb III
Chairman and Chief Executive Officer

The Code of Ethics at a Glance

Below are some of the general requirements of the Code of Ethics which impact Crew Members the most. These are for guidance only and are not a substitute for the Code of Ethics itself. Each should be read in conjunction with its provisions.

1. Clients’ Interests Come First	5. Anti-Bribery
You must avoid serving your own	You are prohibited from engaging or
personal interests ahead of the interests	participating in any form of bribery.
of Vanguard Clients.
6. Insider Trading
2. Conflicts of Interest	You are prohibited from buying or selling any
Your actions, decisions, and interests should	Security while in the possession of material,
not compete or conflict with Vanguard’s	non-public information about the issuer of
or Vanguard Clients’ interests. You must	the Security.
report potential conflicts of interest to the
Compliance Department.	7. Personal Trading Activities
You are required to abide by the Code of Ethics
3. Business Activities Outside of Vanguard	requirements related to holding, reporting, and
You may engage in outside business activities	trading Securities for personal benefit. Personal
that do not conflict with Vanguard’s interests;	trading restrictions and reporting requirements
however, you must obtain approval from the	vary depending on the rules of the country you
Compliance Department for certain outside	are working in and whether you are an Access
business activities.	Person or a Non-Access Person.

4. Gifts and Entertainment	8. Certification Requirements
When doing business with clients, vendors,	On an annual basis, you are required to
potential clients, and others, you must abide	acknowledge that you understand the Code of
by limitations on giving and receiving gifts	Ethics and will comply with its provisions.
and business entertainment. In addition, you
must report all gifts and entertainment to the
Compliance Department.

Clients’ Interests Come First

You must avoid serving your own personal interests ahead of the interests of Vanguard Clients.

Section 1. Background	with your duty to serve the interests of Vanguard
and Vanguard Clients.
The Code of Ethics (“Code”) has been approved
and adopted by the board of directors of The	2.1(b) When can conflicts of interest arise?
Vanguard Group, Inc. (“Vanguard”), the boards
of trustees of each of the Vanguard Funds, and	Even the perception of a conflict could negatively
the boards of directors of each of Vanguard’s	affect Vanguard and harm our reputation. It’s
affiliates, as applicable. Unless stated otherwise,	important to understand the following conflict
the Code applies to all Crew Members. The Code	situations:
also contains provisions applicable to Independent
Directors and Trustees (see Appendix C).	• Actual conflict of interest. A situation where
your personal interests directly conflict with your
current duties and responsibilities.
Section 2. Standards of Conduct	• Perceived conflict of interest. A situation where
it appears that personal interests inappropriately
Our standards of conduct are straightforward and	influence the performance of your duties and
essential. Any transaction or activity that violates	responsibilities—whether founded or not.
either of the standards of conduct described below	• Potential conflict of interest. A situation that
is prohibited, regardless of whether it meets	could arise in the future where your personal
technical rules found elsewhere in the Code.	interests would affect official duties and
responsibilities.
Vanguard consistently seeks to earn and maintain
the trust and loyalty of our clients by adhering
to the highest standards of ethical behavior and	Depending on your role at Vanguard, potential for
fiduciary responsibility. Accordingly, we must	conflict may also arise where an Immediate Family
conduct ourselves in accordance with applicable	Member is employed by a company with which
law and regulations, and the following standards of	Vanguard has a relationship. For example, if your
conduct:	spouse is employed as a trader at a brokerage
firm that executes Vanguard Fund trades, and you
• Vanguard Clients’ interests come first. You	are a phone associate, a conflict may not exist;
must at all times place the interests of Vanguard	however, if you hold a position in the Investment
Clients first. In particular, you must avoid serving	Management Group or Fund Financial Services, a
your own personal interests ahead of the	potential conflict exists.
interests of Vanguard Clients.
2.1(c) What types of conflicts of interest should
• Conflicts of interest must be avoided. Your	be avoided?
actions, decisions, and interests should not
compete or conflict with Vanguard’s interests or	Generally, you should avoid the following:
the interests of Vanguard Clients.
• Any business interest that competes, directly
2.1 Conflicts of Interest	or indirectly, with the interests of Vanguard.
• Any situation where you would benefit,
2.1(a) What is a conflict of interest?	directly or indirectly, from Vanguard’s dealings
with others.
A conflict of interest is defined as any situation
where financial or other personal factors can
compromise independence, objectivity, or
professional judgment. A conflict of interest
exists when personal or other business interests
compete, or give the appearance of competing,

Your actions, decisions, and
interests should not compete
or conflict with Vanguard’s or
Vanguard Clients’ interests.
You must report potential
conflicts of interest to the
Compliance Department.

2.1(d) Which conflicts of interest do I need to	In addition to the requirements and restrictions in
disclose?	this section, the following supplemental policies
may apply to you:
You should avoid situations where a conflict of	• Senior Executive Covered Activity Policy (officers
interest could arise. You are required to disclose	and crew members in roles designated as M6/
the following information:	P6/S6 or higher).
• Any situation that may present the potential for	• Managing Director Outside Business Activity
a conflict of interest with Vanguard’s business or	Policy.
the interests of Vanguard Clients.	If there is a conflict between a more restrictive
• Any employment arrangements of your	requirement in the Code and the requirements in
Immediate Family Members that may present	these policies, the requirements outlined in the
the potential for conflict with Vanguard and its	Senior Executive Covered Activity Policy or the
activities.	Managing Director Outside Business Activity Policy
should be followed.
2.1(e) When and how do I disclose conflicts of
interest?	Web Resource – U.S. Crew Members who
hold a FINRA license are also required to comply
You should report potential conflicts to the	with the Outside Business Activity section of
Compliance Department as soon as they arise.	the Form U4 Reporting Obligations page on
Please also contact the Compliance Department	CrewNet.
if you encounter a conflict that is not explicitly
addressed by our policies or is potentially	3.1 Outside Business Activity Requirements for
significant to a business area or across divisions.	all Crew Members
3.1(a) What outside activities are generally
Web Resource – To disclose potential conflicts	prohibited?
of interest, complete the Outside Business
Activities and Conflicts of Interest Form under	The following activities are generally prohibited:
My CrewNet/My Compliance on CrewNet.	• Holding a second job with any company or
organization whose activities could create a
Vanguard affiliates or your specific department	conflict of interest with your employment at
may have additional policies regarding conflicts of	Vanguard. This includes, but is not limited to,
interest that you must also follow.	selling Securities, term insurance, or fixed or
variable annuities; providing Investment advice
or financial planning; or engaging in any business
Section 3. Outside Business	activity similar to Vanguard’s or your job at
Activities	Vanguard.
• Working, including serving as a director, officer,
You are permitted to engage in outside business	or in an advisory capacity, for any business or
activities (permanent, part-time, or one-time	enterprise that competes with Vanguard.
assignment) during your personal time. However,	• Working for any organization that could benefit
those activities should not adversely affect	from your knowledge of confidential Vanguard
Vanguard or present a conflict of interest. Your job	information, such as new Vanguard products,
at Vanguard should come first over other business	services, or technology.
opportunities, nonprofit activities, or a second	• Serving on the board of a publicly traded company
job. Be mindful of potential conflicts, obtain any	(or on the board of a company reasonably
necessary approvals, and be aware that you may	expected to become a public company through
be required to discontinue an activity if a conflict	an IPO).
exists.	• Using Vanguard time, equipment, services, Crew
Members, or property for the benefit of the
outside business activity.

You may engage in outside business activities that do not conflict with Vanguard’s interests; however, you must obtain approval from the Compliance Department for certain outside business activities.

• Allowing your activities, or the time you spend	• Acting as a real estate agent or conducting any
on them, to interfere with the performance of	mortgage-related activities.
your job.	• Any teaching positions where the subject matter
• Accepting a business opportunity from someone	relates to Vanguard business that is not in the
who does, or seeks to do, business with	course of your duties for Vanguard.
Vanguard if the person made the offer because	3.1(c) What activities do not require
of your position at Vanguard.	preclearance?
• Selling interests, soliciting investors, or referring
participants to a Private Securities Transaction.	You are not required to obtain written approval for
the following activities:
3.1(b) What activities require preclearance?
• Compensated positions in a retail business—
You are required to obtain written prior approval for	for example, positions in retail or department
the following outside activities:	stores or in the food service industry.
• Ownership of a second home, rental property,
• Compensated positions held outside of	or Investment property.
Vanguard.
• Selling items on online auction sites, so long as
• All entrepreneurial activities, including home and	it is not operated as a business.
family businesses and independent consulting.
• Unpaid positions with holding companies,
• Volunteer positions that involve recommending	trusts, or non-operating entities that hold your or
or approving Securities for an organization. This	your family’s real estate or other Investments,
includes, but is not limited to, serving on the	provided the Securities would not otherwise
finance or investment committee of a nonprofit	require approval if held directly.
organization, or serving as treasurer for a
homeowners association or on a school board.
3.1(d) When and how do I preclear an outside
• Any activity where your role is similar or closely	business activity?
related to your responsibilities at Vanguard.
• Any government position, whether paid or	You are required to obtain approval for outside
unpaid, elected or appointed (e.g., an elected	business activities:
official or member, director, officer, or employee
of a government agency, authority, advisory	• If you are already participating in an activity upon
board or other board, such as a public school or	joining Vanguard.
library board).	• Before accepting any new activity.
• Any official position with any federal, state, or	• If there are any changes to a previously
local government authority, or service as a board	reported activity.
member or in any representative capacity for
any civic, public interest, or regional business	In some situations, you will receive a follow-up
interest organization (e.g., you are the executive	form from the Compliance Department requiring
director of a local chamber of commerce or on	that you obtain approval from a Vanguard Officer or
the board of a wildlife protection organization).	Managing Director.
• Any compensated or non-compensated position
on a private company board. This includes	Note: Vanguard Officers may not accept or
positions on boards of nonprofit organizations;	participate in any form of outside activities unless
charitable foundations; universities; hospitals;	they have received written approval from a
and civic, religious, or fraternal organizations.	Vanguard Managing Director or the Chief Executive
Officer in addition to receiving written approval
• Any position on a panel or committee of an	from the Compliance Department.
index provider.

Gifts and Entertainment

When doing business with clients, vendors, potential clients, and others, you must abide by limitations on giving and receiving gifts and business entertainment. In addition, you must report all gifts and entertainment to the Compliance Department.

• Information on the Vanguard Funds (e.g., recent
Web Resource – To seek preclearance for	or impending Securities transactions, activities
an outside activity, or to report a change or	of the funds’ advisors, offerings of new funds,
discontinuation of an outside activity, complete	changes to fund minimums or other provisions
the Outside Business Activities and Conflicts	in the prospectus, or closings of funds).
of Interest Form under My CrewNet/My
Compliance on CrewNet.	• Information on current or prospective Vanguard
Clients (e.g., their personal information,
Investments, or account transactions).
• Information about other Crew Members or
Independent Directors and Trustees
Section 4. Gift and Entertainment	(e.g., their pay, benefits, position level, and
Policy	performance ratings).
• Information on Vanguard business activities
You are subject to Vanguard’s Gift and Entertainment	(e.g., new services, products, technology, or
Policy, which is considered an integral part of the	business initiatives).
Code. There are restrictions on the extent to which
gifts or entertainment may be received from or
provided to any third party.	You must not reveal confidential information to
any party that does not have a clear and compelling
Web Resource – Refer to the Gift and	need to know such information.
Entertainment Policy on the Code of Ethics
Resource page on CrewNet for information	Section 7. Personal Trading
and guidelines.	Activities

You must avoid taking personal advantage of your
Section 5. Anti-Bribery Policy	knowledge of Securities activity in Vanguard Funds
or in client accounts. The Code includes specific
restrictions on personal investing but cannot
You are subject to Vanguard’s Anti-Bribery Policy,	anticipate every fact pattern or situation. You should
which prohibits the offer, promise, payment, or	adhere at all times to the spirit, and not just the
provision of money or anything of value to any party	letter, of the Code.
for the purpose of improperly obtaining, directing,
or retaining business or securing an improper	7.1 Trading Prohibitions and Requirements for
advantage for Vanguard.	all Crew Members

Web Resource – Refer to the Anti-Bribery	7.1(a) What are the trading prohibitions
Policy on the Code of Ethics Resource page on	applicable to all Crew Members?
CrewNet for information and guidelines.
• Engaging in conduct that is deceitful,
fraudulent, or manipulative, or that involves
false or misleading statements, in connection
Section 6. Duty of Confidentiality	with the purchase or sale of a Security by a
Vanguard Fund.
You must keep confidential any non-public	• Intentionally, recklessly, or negligently circulating
information that you may have obtained while	false information or rumors that may affect
working at Vanguard at all times. This information	the Securities markets or may be perceived as
includes, but is not limited to:	market manipulation.

You are prohibited from
engaging or participating
in any form of bribery.

• Trading on knowledge of Vanguard Fund	Non-U.S. Crew Members and their Immediate
activities. Taking personal advantage of	Family Members may trade and hold Reportable
knowledge of recent or impending Securities	Securities with a non-Vanguard brokerage firm.
activities of the Vanguard Funds or their	Crew Members shall arrange, where possible,
Investment advisors. You are prohibited from	for their local Compliance Department to receive
purchasing or selling—directly or indirectly—	duplicate statements and confirmations directly
any Security or Related Security when you	from the brokerage firm.
know that the Security is being purchased or
sold, or considered for purchase or sale, by a
Vanguard Fund (with the exception of an index
fund). This prohibition applies to all Securities in	Quick Guide: Refer
to the Trading and
which the person has acquired or will acquire	Reporting Requirements
Beneficial Ownership.	for Non-Access Persons
• Vanguard Insider Trading Policies. You are	document, which can be
subject to the Insider Trading Policy of the	accessed from the Code
Vanguard affiliate for which you work. The Insider	of Ethics on CrewNet.
Trading Policies are considered an integral part
of the Code. Each Insider Trading Policy prohibits
you from buying or selling any Security while in
possession of material, non-public information
about the issuer of the Security. The policies	7.1(c) Are there additional trading requirements
prohibit you from communicating any non-public	or restrictions for Crew Members?
information about any Security or issuer of
Securities to third parties.	There are additional trading requirements and
restrictions for Crew Members in Australia
and Japan, and for VAI Access Persons in the
Web Resource – Refer to your local Insider	United States (see Appendix B). In addition,
Trading Policy on the Code of Ethics Resource	there are specific provisions for non-U.S. Crew
page on CrewNet for further information.	Members who are Fund Access Persons and
who have discretionary Investment management
arrangements with a third party.
7.1(b) Are all Crew Members required to hold
Securities in a Brokerage Account at Vanguard?	In addition, your local Compliance Department has
authority, with appropriate notice to you, to apply
• U.S. Crew Members and their Immediate Family	any or all of the trading restrictions specified in
Members are required to hold all Reportable	Section 7.2 to Non-Access Persons. For example,
Securities within a Vanguard Brokerage Account.	Access Person provisions may be applied to a Non-
New Crew Members will have 60 days to	Access Person who gains access, through system
complete the transfer of all Reportable Securities	access or otherwise, to Vanguard Fund impending
from an investment firm to Vanguard.	purchases or sales of Securities.

Quick Guide: Refer to
the Securities to be Held
at Vanguard document,
which can be accessed
from the Code of Ethics
on CrewNet.

You are prohibited from buying or selling any Security while in the possession of material, non-public information about the issuer of the Security.

7.2 Trading Prohibitions and Requirements for
Fund Access Persons	Web Resource – To seek preclearance, complete
the Preclearance Form under My CrewNet/My
The requirements of this Section 7.2 apply to all	Compliance on CrewNet.
transactions or holdings in which Fund Access
Persons have or will acquire Beneficial Ownership	7.2(c) How long is a preclearance approval valid?
of Securities.
U.S. Crew Members: If you receive approval for
7.2(a) What are the trade preclearance	a market order, it will be effective until the close
requirements?	of trading on the same business day, unless
otherwise revoked (e.g., if you receive approval
You must obtain, for yourself and on behalf of your	on Monday, it is effective until market close on
Immediate Family Members, preclearance for any	Monday). If you receive approval for a limit order, it
transaction in a Covered Security.	must either be executed or expire at the close of
trading on the same business day. If you wish to
execute the limit order after the close of trading on
the day you received approval, you must resubmit a
Quick Guide: Refer	preclearance request. Preclearance for limit orders
to the Trading and	is good for same day transactions only.
Reporting Requirements
for Fund Access Persons
document, which can be	Non-U.S. Crew Members: If you receive approval,
accessed from the Code	transactions must be executed no later than the
of Ethics on CrewNet.	end of trading on the next business day after the
preclearance is granted. If the transaction is not
placed within that time, you must submit a new
request for approval before placing the transaction.
7.2(b) How does a Fund Access Person	If you preclear a limit order, that limit order must
obtain preclearance?	either be executed or expire at the end of the next
business day. If you want to execute the order after
Preclearance requests must be submitted by	the next business day period expires, you must
completing the Preclearance Form on My CrewNet/	resubmit your preclearance request.
My Compliance or by contacting the Compliance
Department. You must wait until you receive	7.2(d) Which types of Securities transactions
approval from the system before entering your	do not require preclearance for Fund Access
trade either online or with your broker. Transactions	Persons?
in Covered Securities may not be executed before
you receive approval.	You are not required to obtain preclearance for
the following:
Attempting to gain approval after the transaction
has occurred is not permitted. Completing a	• Purchases or sales where the person requesting
personal trade before receiving approval or after	preclearance has no direct or indirect influence
the approval window expires constitutes a violation	or control (e.g., a Fund Access Person has a
of the Code of Ethics. See Section 10 for more	trust in his name but is not the trustee who
information regarding the sanctions that may be	places the transaction, provided the Fund Access
imposed as a result of a violation.	Person has granted full Investment Discretion
to the trustee and there has been no prior
Same day limit orders are permitted; however,	communication between them regarding
good ‘til cancelled orders (such as orders that stay	the transaction).
open indefinitely until a security reaches a specified
market price) are not permitted.

• Corporate actions in Covered Securities such	series of Security purchases when applying this
as stock dividends, stock splits, mergers,	holding rule. If you realize profits on short-term
consolidations, spin-offs, or other similar	trades, you will be required to relinquish the
corporate reorganizations or distributions.	profits. In addition, the trade will be recorded
• Purchases or sales made as a part of an	as a violation of the Code. For example, you
Automatic Investment Program.	are not permitted to sell a security at $12 that
you purchased within the prior 60 days for $10.
• Purchases made upon the exercise of rights by	Similarly, you are not permitted to purchase a
an issuer in proportion to all holders of a class	security at $10 that you sold within the prior 60
of its Securities, to the extent such rights were	days for $12.
acquired for such issuer.
• Spread Bets. You are prohibited from
• Acquisitions of Covered Securities through gifts	participating in Spread Betting on Securities,
or bequests.	indexes, interest rates, currencies, or
commodities.
7.2(e) Are there any prohibited transactions by
Fund Access Persons?	7.2(f) What are the blackout periods for Fund
Access Persons?
• Private Placements. You are prohibited from
acquiring Securities in a Private Placement	There are restrictions that apply to a transaction in
without prior approval from the Compliance	a Covered Security if a Vanguard Fund has bought
Department. If you receive approval to purchase	or sold the same (or Related) Covered Security
Securities in a Private Placement, you must	within seven (7) calendar days.
disclose that Security if it subsequently goes to
public offer or is pending listing on an exchange.	There are two types of blackout periods:

Web Resource – To seek preclearance of a	• Prohibited: the purchase or sale of a Covered
Private Placement, complete the Outside	Security after a Vanguard Fund trades in the
Business Activities and Conflicts of Interest	same (or Related) Covered Security.
Form under My CrewNet/My Compliance on

CrewNet.	Note: Will result in a violation of the Code and
could require you to sell the Covered Security
and relinquish profits.
• Futures and Options. You are prohibited from
entering into, acquiring, or selling any Futures	• Permitted: the purchase or sale of a Covered
contract (including single stock futures) or	Security seven calendar days before a Vanguard
any Option on any Security (including Options	Fund purchases or sells the same (or Related)
on ETFs).	Covered Security.
• IPOs. You are prohibited from acquiring
Securities in an initial public offering.	Note: Even permitted purchases and sales could
• Short-Selling. You are prohibited from selling	have consequences (e.g., extended holding period
short any Security that you do not own or from	or relinquishing profits).
otherwise engaging in Short-Selling activities.
• Short-TermTrading. You are prohibited from	The Compliance Department may exempt from
purchasing and then selling any Covered	these prohibitions certain trades during blackout
Security at a profit, as well as selling and then	periods that coincide with trading by certain
repurchasing a Covered Security at a lower	Vanguard Funds (e.g., index funds).
price within 60 calendar days. A last-in-first-out
accounting methodology will be applied to a

(exclusive of commissions) between the purchase
and sale prices you received multiplied by the
number of shares you sold. In addition, the trade
Quick Guide: Refer	will be recorded as a violation of the Code.
to the Trading and
Reporting Requirements	Local law may also dictate the extent to which gains
for Fund Access Persons	must be relinquished.
document, which can be
accessed from the Code
of Ethics on CrewNet.	7.2(i) Are there any waivers to the above blackout
periods?

The Compliance Department may waive the
blackout restriction as it applies to the sale of a
7.2(g) What happens if a Fund Access Person	Covered Security if the Chief Compliance Officer
makes a prohibited purchase or sale during a	(CCO) determines that its application creates a
blackout period (e.g., trades after a Vanguard	significant hardship to you (e.g., repeated rejection
Fund without approval)?	of preclearance requests) and, in the opinion of the
CCO, there is no conflict between your trade and
If you make a prohibited purchase, you must sell the	the Vanguard Fund trade.
Covered Security and relinquish any gain from the
transaction (exclusive of commissions). In addition,	Web Resource – To request a hardship
the trade will be recorded as a violation of the Code.	exemption, complete the Hardship Waiver
Request Form on the Code of Ethics Resource
If you make a prohibited sale, you must relinquish	page on CrewNet.
the difference (exclusive of commissions) between
the sale price you received and the Vanguard Fund’s
sale price (as long as your sale price is higher),	7.2(j) What happens if a Fund Access Person
multiplied by the number of shares you sold. In	makes a “short-term trade” in a Vanguard Fund?
addition, the trade will be recorded as a violation of	The Compliance Department will monitor trading
the Code.	in Vanguard Funds and will review situations
where Vanguard Fund shares are redeemed
Local law may also dictate the extent to which gains	within 30 calendar days of purchase (a “short-
must be relinquished.	term trade”). You may be required to relinquish
any profit made on a short-term trade and will be
7.2(h) What happens if a Fund Access Person	subject to disciplinary action if the Compliance
makes a permitted purchase or sale during a	Department determines that the short-term trade
blackout period (e.g., trades before a Vanguard	was detrimental to the interests of a Vanguard
Fund)?	Fund or a Vanguard Client or that there is a history
of frequent trading by the Crew Member or his or
If you make a permitted purchase, you are not	her Immediate Family Members. For purposes of
permitted to sell the Covered Security at a profit for	this paragraph:

six months after the Vanguard Fund’s purchase.	• A redemption includes a redemption by
If you make a permitted sale, you must relinquish	any means, including an exchange out of a
the difference (exclusive of commissions) between	Vanguard Fund.
the sale price you received and the Vanguard Fund’s	• This policy does not cover purchases and
sale price (as long as your sale price is higher),	redemptions/sales (i) into or out of Vanguard
multiplied by the number of shares you sold.	money market funds, Vanguard short-term
bond funds, or Vanguard ETFs; or (ii) through an
If you make a prohibited sale within the six-month	Automatic Investment Program.
period at a profit, you must relinquish the difference

Personal Trading Activities

You are required to abide by the Code of Ethics requirements related to holding, reporting, and trading Securities for personal benefit. Personal trading restrictions and reporting requirements vary depending on the rules of the country you are working in and whether you are an Access Person or a Non-Access Person.

7.3 Crew Member Obligations when Purchasing,	Initial Holdings Report – All new Crew Members
Redeeming, or Holding Vanguard Funds	are required to complete and submit to the
Compliance Department an Initial Holdings Report
The following is a summary of obligations	disclosing all Covered Accounts and all Reportable
applicable to Crew Members who purchase,	Securities when they join Vanguard. This includes
redeem, or hold Vanguard Funds:	Brokerage Accounts held at Vanguard as well as
those held at another financial institution. This
• When purchasing, exchanging, or redeeming	information must be current as of 45 calendar days
shares of Vanguard Funds, you and your	prior to joining Vanguard.
Immediate Family Members must adhere to the
policies and standards set forth in the funds’	Web Resource – New hires will receive an Initial
prospectuses, including policies on market-	Holdings Report via email. Status of completion
timing and frequent trading.	can be found in CrewNet under My CrewNet/My
• If you are considered a Fund Access Person	Compliance.
or a VAI Access Person, you will be required
to disclose any internal and external accounts	In addition, you must notify the Compliance
holding Vanguard Funds; however, you will not	Department if you or an Immediate Family Member
be required to seek prior trade approval for	has subsequently opened or intends to open a
purchases or redemptions in Vanguard Funds	Covered Account with a financial institution (e.g.,
from the Compliance Department.	broker, dealer, advisor, or any other professional
• If you are considered a Fund Access Person, the	money manager), has acquired holdings in
Compliance Department will monitor short-term	Reportable Securities, or if a preexisting Covered
trading (purchase and sale within 30 days) in	Account (including a Vanguard Brokerage Account)
Vanguard Funds. See Section 7.2(j).	becomes associated with you (such as through
• U.S. Crew Members may hold Vanguard Funds	marriage or inheritance).
outside of Vanguard; however, Vanguard ETFs
must be held in a Vanguard brokerage account.	Disclose new Covered Accounts and holdings by
• All Non-U.S. Crew Members are required to	sending an email to “Vanguard Compliance.”
report holdings and transactions in Vanguard
ETFs. Additionally, Non-U.S. Crew Members
that are Fund Access Persons are required to	Quick Guide: Refer to the
report holdings and transactions in Vanguard	Trading and Reporting
mutual funds.	Requirements for
Non-Access Persons
document, which can be
Section 8. Reporting Requirements	accessed from the Code
of Ethics on CrewNet.

The reporting requirements of this Section 8
apply to all transactions or holdings in which Crew
Members have or will acquire Beneficial Ownership
of Securities.	Duplicate statements and transaction
confirmations. You must disclose transactions
8.1 Reporting Requirements for U.S. Crew	in Reportable Securities made by you and your
Members	Immediate Family Members. For Brokerage
accounts held at Vanguard that you have disclosed,
8.1(a) What are the standard reporting	the Compliance Department will receive
requirements for U.S. Crew Members?	transaction confirmations automatically. For each
approved Covered Account and any holdings of

Reportable Securities held outside of Vanguard,	Funds, 529 plans, and Annuity or Insurance
it is your responsibility to ensure that duplicate	products invested in Vanguard Funds held outside
statements and transaction confirmations are	of Vanguard. You are not required to disclose
delivered to the Compliance Department. If	transactions if the Compliance Department
the outside investment firm is not able to send	receives duplicate confirmations or statements
statements and transaction confirmations directly	within 30 calendar days after the end of each
to Vanguard, you will be required to submit copies	calendar quarter. If there are no transactions in
immediately after you receive them, unless you	Reportable Securities or new Covered Accounts to
receive an exemption from this requirement	disclose, the report should state “None.”
from the Compliance Department. Transaction
confirmations and statements are not required	Annual Holdings Report – Each year, through the
if the account does not have the ability to hold	Annual Crew Certification, you must confirm that
Securities (e.g., a traditional checking account).	you have reported all Covered Accounts, holdings in
Reportable Securities, and Vanguard mutual funds
8.1(b) What additional reporting requirements	held outside of Vanguard.
exist for U.S. Fund Access Persons and VAI
Access Persons?	8.2 Reporting Requirements for Non-U.S. Crew
Members
Initial Holdings Report – In addition to the
standard reporting requirements for all new U.S.	8.2(a) What are the standard reporting
Crew Members, you must also disclose the	requirements for Non-U.S. Crew Members?
following:
Initial Holdings Report – All new Crew Members
• Covered Accounts where you exercise	are required to disclose all Covered Accounts and
Investment Discretion.	holdings of Reportable Securities to their local
• Accounts, 529 college savings plans, and annuity	Compliance Department when they join Vanguard.
or insurance products holding Vanguard Funds.	This includes disclosure of all Covered Accounts
where transactions are made under an Automatic
Investment Program. The account and Security
Quick Guide: Refer to	information will be requested and completed
the Trading and Reporting	through the New Crew Certification process. This
Requirements for Fund	information must be current as of 45 calendar days
Access Persons and the	prior to joining Vanguard.
Trading and Reporting
Requirements for	Web Resource – Disclose Covered Accounts and
VAI Access Persons	holdings in Reportable Securities within the Accounts
documents, which can be	and Holdings section under My CrewNet/My
accessed from the Code	Compliance on CrewNet.
of Ethics on CrewNet.

In addition, you must disclose if you or an
Immediate Family Member has subsequently
The information must be sent to the Compliance	opened a Covered Account with a financial
Department no later than ten (10) calendar days	institution (e.g., broker, dealer, advisor, or any
after you become a Fund Access or VAI Access	other professional money manager), has acquired
Person.	holdings in Reportable Securities, or if a preexisting
Covered Account becomes associated with you
QuarterlyTransaction Report – You must report to	(such as through marriage or inheritance).
the Compliance Department, within 30 days after
the end of each calendar quarter, any transactions
in Reportable Securities, holdings in Vanguard

Initial Holdings Report – In addition to the
standard reporting requirements for all new Non-
Quick Guide: Refer	U.S. Crew Members, you must also disclose the
to the Trading and	following:
Reporting Requirements	• Covered Accounts where you exercise
for Non-Access Persons	Investment Discretion.
document, which can be	• Accounts, pension plans, and annuity or
accessed from the Code	insurance products holding Vanguard Funds.
of Ethics on CrewNet.
• Accounts holding Vanguard Funds where
transactions are made under an Automatic
Reporting transactions – You are required to	Investment Program.
report to your local Compliance Department any	The information must be sent to the Compliance
transactions in Reportable Securities. You do	Department no later than ten (10) calendar days
not have to report each transaction in a Covered	after you become a Fund Access Person.
Account if the transactions are made under an
Automatic Investment Program.	Web Resource – Disclose Covered Accounts,
holdings in Vanguard Funds, and Reportable Securities
Web Resource – Disclose Reportable Securities	within the Accounts and Holdings section under My
transactions within the Accounts and Holdings	CrewNet/My Compliance on CrewNet.
section under My CrewNet/My Compliance on
CrewNet.

Duplicate statements and transaction	Quick Guide: Refer
confirmations – For each Covered Account	to the Trading and
and holdings in Reportable Securities, it is your	Reporting Requirements
responsibility to ensure that duplicate statements	for Fund Access Persons
and transaction confirmations are being delivered	document, which can be
to your local Compliance Department. If the	accessed from the Code
Investment firm is not able to send statements	of Ethics on CrewNet.
and confirmations directly to Vanguard, you will be
required to submit copies immediately after you
receive them, unless you receive an exemption
from this requirement from the Compliance	QuarterlyTransaction Reports – You must
Department. You do not have to send transaction	report to the Compliance Department, within 30
confirmations if the transactions are made under	days after the end of each calendar quarter, any
an Automatic Investment Program.	transactions in Reportable Securities, holdings
in Vanguard Funds, 529 plans, and Annuity or
Note: Have the Investment firm mail copies or	Insurance products invested in Vanguard Funds
interoffice mail transaction confirmations and	held outside of Vanguard. You are not required to
statements to your local Compliance Department	disclose transactions if the Compliance Department
immediately upon your receipt.	receives duplicate confirmations or statements
within 30 calendar days after the end of each
8.2(b) What are the additional reporting	calendar quarter. If there are no transactions in
requirements for Non-U.S. Crew Members that	Reportable Securities or new Covered Accounts to
are Fund Access Persons?	disclose, the report should state “None.”

Certification

Requirements

On an annual basis,
you are required to
acknowledge that
you understand the
Code of Ethics and
will comply with its
provisions.

Annual Holdings Report – Each year, through the	Section 10. Sanctions
Annual Crew Certification, you must confirm that
you have reported all Covered Accounts, Report-	Potential violations of the Code will be investigated
able Securities, and Vanguard mutual funds.	by your local Compliance Department. All violations
of the Code will be reported to the Vanguard
For Fund Access Persons of Vanguard Investments	CCO. The Compliance Department (as authorized
Hong Kong, Limited (VIHK) the holdings disclosure	by the CCO) will impose whatever sanctions are
requirement is semi-annual, including the provision	considered to be necessary and appropriate under
of statements.	the circumstances and in the best interests of
Vanguard Clients. These sanctions, subject to local
8.3 Obligations for all Crew Members to Report	laws, may include, without limitation, bans on
Violations	personal trading, disgorgement of trading profits,
and personnel action, including termination of
Any Crew Member who is aware of a violation of	employment, where appropriate.
the Code should report the violation to his local
Compliance Department immediately.	The CCO, in his or her discretion, may waive
compliance with any particular provision of this
Section 9. Certification	Code if he or she deems it necessary to avoid
Requirements	an unjust result and there is no apparent conflict
of interest.
9.1 Certification Requirements for all Crew
Members	Section 11. Vanguard Expatriates

9.1(a) What are the certification requirements as	If you have been seconded from your country of
a new Crew Member?	employment (“Home Country”) to an overseas
affiliate (“Host Country”), you must follow the
New Crew Certification – All new Crew Members	following reporting requirements:
must certify to the Compliance Department, that (i)
they have read and understand the Code, (ii) they	• All Outside Business Activities preclearance
will comply with all requirements of the Code, and	requests must be submitted to the Home Country
(iii) they will report all required transactions.	for approval.
• All gifts and entertainment must be submitted to
9.1(b) What are the annual certification	the Host Country for approval.
requirements?
• Where applicable, any application for preapproval
Annual Crew Certification – All Crew Members	of personal account dealing and associated
must certify annually that (i) they have read and	account holdings and trade reporting must be
understand the Code, (ii) they have and will	submitted to the Home Country.
continue to comply with all requirements of
the Code, and (iii) they will report all required
transactions. In addition, Fund Access and VAI
Access Persons must confirm that they have
reported all Covered Accounts and Reportable
Securities required pursuant to the requirements
of the Code.

Appendices

Appendix A.

Definitions

Appendix B.

Additional Personal Trading Activities

Appendix C.

Independent Directors and Trustees (U.S. Crew Only)

Appendix A. Definitions	• Your interest as a general partner or manager/
member in Securities held by a general or limited
The following definitions apply throughout	partnership or limited liability company.
the Code.	• Your interest as a member of an Investment club
or an organization that is formed for the purpose
American Depository Receipts (ADRs)	of investing in a pool of monies or Securities.
A receipt that represents a specific number of	• Your ownership of Securities as a trustee of a
shares of a foreign-based corporation held by a	trust in which either you or an Immediate Family
U.S. bank and entitles the holder to all dividends	Member has a vested interest in the principal
and capital gains. Through ADRs, investors can buy	or income of the trust or your ownership of a
shares of foreign-based companies in the United	vested interest in a trust.
States instead of in foreign markets.
• Securities owned by a corporation which is
Automatic Investment Program	directly or indirectly controlled by, or under
A program in which regular periodic purchases (or	common control with, such person.
withdrawals) are made automatically in (or from)
Investment accounts, according to a predetermined	Bond
schedule and allocation. An Automatic Investment	A debt security (“IOU”) issued by a corporation,
Program includes a dividend reinvestment plan.	government, or government agency in exchange for
the money the bondholder lends it.
Bankers’ Acceptance
A money market instrument guaranteed by a	Bribery
bank; it is generally used by nonfinancial firms for	The act of making an illegal payment from one
international trade.	party to another, usually in return for a legal or
financial favor.
Beneficial Ownership
The opportunity to directly or indirectly—through	Brokerage Account
any contract, arrangement, understanding,	Any account where a Crew Member can transact
relationship, or otherwise—share at any time in	in Securities, including Automatic Investment
any economic interest or profit derived from an	Programs, employee stock purchase programs, and
ownership of or a transaction in a Security. You	employee stock option programs.
are deemed to have Beneficial Ownership in the
following:	Certificate of Deposit (CD)
An insured, interest-bearing deposit at a bank that
• Any Security owned individually by you.	requires the depositor to keep the money invested
• Any Security owned by an Immediate Family	for a specified period.
Member.
Closed-End Fund
• Any Security owned in joint tenancy, as	A fund that offers a fixed number of shares. The
tenants in common, or in other joint ownership	fixed number of shares outstanding are offered
arrangements.	during an initial subscription period, similar to an
• Any Security in which an Immediate Family	initial public offering. After the subscription period
Member has Beneficial Ownership if the	is closed, the shares are traded on an exchange
Security is held in an account over which you	between investors, like a regular stock.
have decision-making authority (e.g., you act as
a trustee, executor, or guardian, or you provide	Commercial Paper
Investment advice).	A promissory note issued by a large company in
need of short-term financing.

Contract for Difference (CFD)	Exchange-Traded Fund (ETF)
A contract between two parties, typically described	An investment with characteristics of both mutual
as buyer and seller, stipulating that the seller will	funds and individual stocks. Many ETFs track an
pay the difference between the current value of	index, a commodity, or a basket of assets. Unlike
an asset and its value at contract time. (If the	mutual funds, ETFs can be traded throughout the
difference is negative, then the buyer pays instead	day. ETFs often have lower expense ratios but must
of the seller.)	be purchased and sold through a broker, which
means you may incur commissions.
Covered Account
A Brokerage Account or any other type of account	Exchange-Traded Note (ETN)
that holds, or is capable of holding, Reportable	A senior, unsecured, unsubordinated debt Security
Securities.	issued by a financial institution, backed only by the
credit of the issuer. ETNs have a maturity date but
Covered Security	typically pay no periodic coupon interest and offer
Any Security (as defined below), other than (i)	no principal protection. At maturity, an ETN investor
Direct Obligations of a Government; (ii) Bankers’	receives a cash payment linked to the performance
Acceptances, bank Certificates of Deposit,	of the corresponding index, less fees.
Commercial Paper, and High-Quality Short-
Term Debt Instruments, including Repurchase	Fund Access Person
Agreements; (iii) shares issued by Open-End	Any officer, director, or trustee of Vanguard or a
Investment companies (although for European	Vanguard Fund, excluding Independent Directors
subsidiaries, this is limited to UCITS schemes, a	and Trustees, and any Crew Member who, in the
non-UCITS retail scheme, or another fund that is	course of his or her regular duties, participates in
subject to supervision under the law of an EEA	the selection of a Vanguard Fund’s Securities or
state which is an index fund or which requires an	who works in a Vanguard department or unit that
equivalent level of risk spreading in their assets);	has access to information regarding a Vanguard
(iv) life policies; and (v) exchange-traded funds and	Fund’s impending purchases or sales of Securities.
exchange-traded notes.	For Crew Members who are not officers, the
Compliance Department designates Fund Access
Crew Member	Persons by department number.
All employees, officers, directors, and trustees of
Vanguard or a Vanguard fund.

Debenture	Quick Guide: Refer to
An unsecured debt obligation backed only by the	the Fund Access Person
general credit of the borrower.	Departments document,
which can be accessed
Direct Obligations of a Government	from the Code of Ethics
A debt that is backed by the full taxing power of	on CrewNet.
any government. These Securities are generally
considered to be of the very highest quality.
Futures/Futures Contract
Evidence of Indebtedness	A contract to buy or sell specific amounts of a
Written agreements for enforceable obligations to	commodity or financial instrument (such as grain,
pay money.	a foreign currency, or an index) for an agreed-upon
price at a certain time in the future. Sometimes
the arrangements in a contract prescribe that
settlements are made through cash payments,
rather than the delivery of physical goods or
Securities; this is called Contract for Difference.

High-Quality Short-Term Debt Instrument	Non-Access Person
An instrument that has a maturity at issuance	Any Crew Member who is not a Fund Access
of less than 366 days and that is rated in one of	Person or Vanguard Advisers, Inc. (VAI) Access
the two highest ratings categories by a nationally	Person.
recognized statistical rating organization, or an
instrument that is unrated but determined by	Note
Vanguard to be of comparable quality.	A financial security that generally has a longer
term than a bill, but a shorter term than a
Immediate Family Members	bond. However, the duration of a note can vary
Your spouse, domestic partner (an	significantly and may not always fall neatly into
unrelated adult with whom you share your	this categorization. Notes are similar to bonds in
home and contribute to each other’s support),	that they are sold at, above, or below face (par)
and minor children.	value; make regular interest payments; and have a
specified term until maturity.
Independent Directors and Trustees
Any director or trustee who is not an “interested	Open-End Fund
person” of a Vanguard fund within the meaning of	A mutual fund that has an unlimited number of
Section 2(a)(19) of the Investment Company Act	shares available for purchase.
of 1940.
Option
Initial Public Offering (IPO)	The right, but not the obligation, to buy (for a call
A corporation’s first offering of common stock to	Option) or sell (for a put Option) a specific amount
the public.	of a given stock, commodity, currency, index, or
debt, at a specified price (the strike price) during a
Investment	specified period or on one particular date.
A monetary asset purchased with the idea that
the asset will provide income in the future or	Private Placement
appreciate and be sold at a higher price.	The sale of securities to a relatively small number
of select investors (as opposed to a public issue,
Investment Contract	in which Securities are made available for sale on
Any contract, transaction, or scheme whereby a	the open market) in order to raise capital. Investors
person invests money in a common enterprise and	involved in private placements are usually large
is led to expect profits solely from the efforts of the	banks, mutual funds, insurance companies, and
promoter or third party.	pension funds.

Investment Discretion	Private Securities Transaction
The authority an individual may exercise, with	An Investment in an enterprise or unregistered
respect to investment control or trading discretion,	security that is not typically held in a traditional
on another person’s account (e.g., executor,	Brokerage Account. They are personal Securities
trustee, or power of attorney).	outside of Vanguard, which includes interests
in limited partnerships, Private Placements, or
Money Market Fund	restricted stock.
A mutual fund that seeks income, liquidity, and a
stable share price by investing in very short-term
investments. Money market funds are suitable
for the cash reserves portion of a portfolio or for
holding funds you’ll need soon.

Real Estate Investment Trust (REIT)	Security
A publicly traded company that invests in real	Any Stock, Bond, money market instrument, Note,
estate and distributes almost all of its taxable	evidence of indebtedness, debenture, Warrant,
income to shareholders. REITs often specialize in	Option, Investment Contract, ETF, ETN, or any
a particular kind of property. They can, for example,	other Investment or interest commonly known as
invest in real estate such as office buildings,	a Security.
shopping centers, or hotels; purchase real estate
(an equity REIT); and provide loans to building	Short-Selling
developers (a mortgage REIT). REITs offer the	The sale of a Security that the investor does not
opportunity for smaller investors to invest in	own to take advantage of an anticipated decline in
real estate.	the price of the security. To sell short, the investor
must borrow the security from a broker to make
Related Security	delivery to the buyer.
Any Security or instrument that provides economic
exposure to the same company or entity—	Spread-Betting
provided, however, that equity instruments will not	A way of trading that enables you to profit from the
be considered related to fixed income instruments	movement of a wide range of markets from shares
(other than convertible Bonds) and vice-versa. For	to currencies, commodities and interest rates. It
example, all of the following instruments would	allows you to trade on whether the price quoted for
be related to the common Stock of Company	these financial instruments will go up or down.
X: Options, Futures, Rights, and Warrants on
Company X common Stock; preferred Stock	Stock
issued by Company X; and Bonds convertible into	A Security that represents part ownership, or
Company X common Stock. Similarly, different	equity, in a corporation. Each share of stock is
Bonds issued by Company X would be related to	a proportional stake in the corporation’s assets
one another.	and profits, some of which could be paid out as
dividends.
Reportable Securities
Any Covered Security (as defined above), ETFs,	Unit Investment Trust (UIT)
and ETNs.	An SEC-registered Investment company that
purchases a fixed, unmanaged portfolio of income-
Repurchase Agreement	producing Securities and then sells shares in the
An arrangement by which the seller of an	trust to investors, usually in units of at least $1,000.
asset agrees, at the time of the sale, to buy
back the asset at a specific price and, typically,	Vanguard
on a given date.	The Vanguard Group, Inc. (VGI) and any of its
affiliates including, but not limited to, Vanguard
Rights	Global Advisor’s Inc., Vanguard National Trust
A Security giving stockholders entitlement to	Company, Vanguard Advisor’s Inc., Vanguard
purchase new shares issued by the corporation at a	Investments Australia Ltd, Vanguard Investments
predetermined price (normally at a discount to the	Hong Kong Ltd, Vanguard Investments Japan, Ltd,
current market price) in proportion to the number	Vanguard Investments Singapore, Ltd, Vanguard
of shares already owned. Rights are issued only for	Asset Services, Ltd, Vanguard Asset Management,
a short period of time, after which they expire.	Ltd (and any branch office thereof), Vanguard
Investments, UK Ltd, Vanguard Investments
Switzerland GmbH, Vanguard Group (Ireland)
Limited, and Vanguard Investments Canada Inc.

Vanguard Advisers, Inc. (VAI) Access Person	Warrant
Any VAI officer, as well as any Crew Member who	An entitlement to purchase a certain amount of
is involved in making Securities recommendations	common stock at a set price (usually higher than
to VAI clients, or has significant levels of interaction	the current price) during an extended period of
or dealings with VAI clients for the purposes of	time. Usually issued with a fixed-income security
providing VAI services to clients. For VAI Crew	to enhance its marketability, a warrant can be
Members who are not officers, the Compliance	transferred, traded, or exercised by the holder.
Department designates access persons by
department numbers.

Quick Guide: Refer to
the VAI Access Person
Departments document,
which can be accessed
from the Code of Ethics
on CrewNet.

Vanguard Clients
The clients of VGI, or any of its affiliates, and
investors in the Vanguard Funds, including the
Vanguard Funds themselves.

Vanguard Expat
A Crew Member employed by a Vanguard entity in
a country other than the one in which he or she is
working. For example, Vanguard sends you from
your job in the Pennsylvania office to work for an
extended period in its London office; once you are
in London, you would be considered an expatriate
or “expat.”

Vanguard Funds
The mutual funds, ETFs, and any other accounts
sponsored or managed by Vanguard. This includes,
but is not limited to, separately managed accounts
and collective trusts.

Vanguard Officers
Those Vanguard Crew Members at a Principal-level
position or higher.

Appendix B. Additional Personal	local Compliance Department. In the event
Trading Activities	you receive approval to purchase Securities in
a Private Placement, you must disclose that
B.1 Australia	Investment if you play any part in a Vanguard
Client’s later consideration of an Investment in
B.1(a) What are the Vanguard Fund reporting	the issuer.
requirements for Crew Members in Australia?	• Prohibition on IPOs. You are prohibited from
acquiring Securities in an IPO.
Crew Members and their Immediate Family	• Prohibition on Short-Selling. You are prohibited
Members in Australia will be required to disclose	from selling any Security that you do not own or
their Vanguard Fund accounts in My CrewNet/	otherwise engaging in “Short-Selling” activities.
My Compliance but are not required to report	• Prohibition on short-term trading. You are
transactions in Vanguard Funds to the local	prohibited from purchasing and then selling any
Compliance Department. For monitoring purposes,	Covered Security at a profit, as well as selling
the local Compliance Department will access their	and then repurchasing the Covered Security at
records via the transfer agency system maintained	a lower price within 60 calendar days. A last-
at VIA, as required.	in-first-out accounting methodology will be
applied to a series of Securities purchases when
Note: Trades in Vanguard ETFs are required to be	applying this holding rule. If you realize profits
reported, as these records are not held by VIA.	on such short-term trades, you must relinquish
the profits to The Vanguard Group Foundation
B.2 Japan	(exclusive of commissions).

B.2(a) What are the additional trading	• Prohibition on short-term trading on options.
restrictions for Crew Members in Japan?	You may hold options on a Covered Security
until you exercise the options or the options
Crew Members are prohibited from activities	expire. However, you may not otherwise close
including, but not limited to, placing an order	any open positions within 60 calendar days. If
with other association members (i.e., Investment	you realize profits on such short-term trades,
firms), for the sale, purchase, or other transaction	you must relinquish such profits to The Vanguard
in Securities, without obtaining prior written	Group Foundation (exclusive of commissions).
consent from their local Compliance Department;	For example, you would not be permitted to sell
and engaging in margin transactions, Securities-	a Covered Security at $12 that you purchased
related derivatives transactions, and specified OTC	within the prior 60 days for $10. Similarly, you
derivatives transactions on their own account.	would not be permitted to purchase a Covered
Security at $10 that you had sold within the prior
B.3 U.S. VAI Access Persons	60 days for $12.

B.3(a) What are the additional trading	B.4 Non-U.S. Crew Members that have
restrictions for U.S. Crew Members that are VAI	Discretionary Management Arrangements
Access Persons?
B.4(a) Do I need to report discretionary
You are subject to the following restrictions with	Investment management arrangements if I am
respect to any transaction in which you will acquire	a non-U.S. Crew Member that is a Fund Access
any direct or indirect Beneficial Ownership:	Person?

• Prohibition on Private Placements. You are	If you, your spouse, or domestic partner have
prohibited from acquiring Securities in a Private	an arrangement in place with a third party to
Placement without prior approval from your	manage Securities on a discretionary basis,

you must provide a copy of the discretionary	Appendix C: Independent Directors
management agreement to your local Compliance	and Trustees (U.S. Crew Only)
Department in advance of any transactions subject
to the agreement. In addition, a Discretionary	Independent Directors and Trustees of the
Management Approval Form must be submitted	Vanguard Funds are required to report Securities
online via the Code of Ethics System, which is	transactions to the Compliance Department only
accessible through CrewNet.	when a transaction is completed within 15 days of
a security being purchased or sold by a Vanguard
Web Resource – Complete the Discretionary	Fund and the Director/Trustee had knowledge (or
Management Approval Form during account setup in	should have had knowledge) of the transaction.
My CrewNet/My Compliance.
Additionally, the following Sections of the Code are

If your local Compliance Department deems	applicable to Independent Directors and Trustees:
that the arrangement does not allow any prior
communication or instruction in connection with	Sections
the transaction between you or your Immediate
Family Member and the portfolio manager of the
account, the arrangement will be approved. You		Standards of Conduct (excludes the
and your Immediate Family Members will not	Section 2	reporting requirements for conflicts
need to obtain preclearance of trades or report		of interest)
transactions or holdings that are subject to such	Section 5	Anti-Bribery Policy
an arrangement. However, you will be required	Section 6	Duty of Confidentiality
to provide holdings and transaction reports to		Personal Securities Activities 7.1(a)
your local Compliance Department. If your local	Section 7	and 7.3 (first bullet)
Compliance Department does not approve the
arrangement, then the general requirements of the
Code will apply.

Do the right thing

© 2017 The Vanguard Group, Inc.

All rights reserved.

BBBBLVCN 112017